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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                   Of the Securities Exchange Act of 1934



     Date of Report (Date of Earliest Event Reported): December 30, 1999



                         AMERICAN BANKNOTE CORPORATION
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            (Exact Name of Registrant as Specified in its Charter)


                                   DELAWARE
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                (State or Other Jurisdiction of Incorporation)

         1-3410                                    13-0460520
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 (Commission File Number)             (I.R.S. Employer Identification No.)

  410 PARK AVENUE, NEW YORK, N.Y.                  10022-4407
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 (Address of Principal Executive Office)           (Zip Code)

                               (212) 593-5700
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             (Registrant's Telephone Number, Including Area Code)


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      (Former Name or Former Address, if Changed Since Last Report)




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ITEM 4.   Changes in Registrant's Certifying Accountant.

     On December 30, 1999, the firm of Deloitte & Touche LLP ("D&T") orally advised the Registrant and the Chairman of the Registrant's Audit Committee that D&T was resigning as the Registrant's independent accountant. D&T will remain as the independent accountant for certain of the Registrant's foreign subsidiaries. D&T orally advised the Registrant that, in view of the status of the investigation being conducted for a special committee formed by the Board of Directors (the "Special Committee") into the potential revenue recognition issues at the Registrant's former subsidiary, American Bank Note Holographics ("Holographics"), D&T was unable to conclude whether or not it could rely on management's representations. D&T confirmed by letter dated December 30, 1999 that the client-auditor relationship between D&T and the Registrant had ceased and did not give any reason for its resignation in that letter.

     The Registrant's Board of Directors formed the Special Committee in early February 1999 as a result of the revenue recognition issues disclosed by Holographics. On January 19, 1999 Holographics announced that its Audit Committee had retained special legal counsel and D&T, its auditors, to investigate certain transactions during the second and third quarters of 1998 which resulted in the inappropriate recognition of revenue during those quarters. On January 25, 1999 Holographics announced that, based upon "currently available information," it expected that its revenues for 1998 would be substantially lower than its revenues for 1997 and that its interim financial statements in 1998 would be restated. In addition, Holographics announced that it believed that its net income for 1997 and 1996 had been overstated and that its financial statements as of December 31, 1997 and 1996 and for the three-year period ended on December 31, 1997 and the related report of Holographics' independent accountants should no longer be relied upon. (D&T audited those financial statements of Holographics.) On February 1, 1999, Holographics announced that, "based upon currently available information," its net income for the fiscal year ended December 31, 1997 may have been overstated by in excess of 50% and that its Audit Committee's special investigation into revenue recognition practices was "progressing."

      In response to Holographics' January 19, 1999 press release, the Registrant announced on January 19, 1999 that, "based upon currently available information, the Holographics restatement will result in" a restatement of financial statements for its second and third quarters of 1998 to reflect a decrease in revenues and operating income for the second quarter of 1998 and an increase in the gain on sale of Holographics that the Registrant reported in the third quarter of 1998. In response to Holographics' January 25, 1999 press release, the Registrant announced on January 25, 1999 that its financial statements as of December 31, 1997 and 1996 and for the three-year period ended on December 31, 1997 and the related report of its independent accountants should no longer be relied upon. In response to Holographics' February 1, 1999 press release, the Registrant announced the formation of the Special Committee to "supervise the Board's consideration of the potential revenue recognition issues being investigated by [Holographics'] Audit Committee," the retention of special counsel to advise the Special Committee and the retention of PricewaterhouseCoopers LLP to assist the special counsel.





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     On December 22, 1999, Holographics filed its annual report on Form
10-K for the fiscal year ended December 31, 1998, which included financial statements as of December 31, 1998 and for the fiscal year then ended and restated financial statements as of December 31, 1997 and for the two-year period ended December 31, 1997 that were audited by D&T. In a meeting with D&T on December 29, 1999, the Special Committee's special counsel advised D&T that, in order to complete fully its consideration of the revenue recognition issues at Holographics, the Special Committee's special counsel needed to review Holographics' restated financial statements and the bases for the restated numbers and to interview certain persons previously employed at Holographics. The Registrant requested access to financial information relating to the restated financial statements for review by the Special Committee's special counsel but, as of D&T's resignation on December 30, 1999, had not received such
information.   The Special Committee's special counsel had also requested the opportunity to interview the former employees, but, as of D&T's resignation on December 30, 1999, the former employees had not consented to such interviews.

     As stated in the Registrant's January 25, 1999 press release, D&T's report on the Registrant's consolidated financial statements as of December 31, 1997 and 1996 and for the three-year period ended December 31, 1997 should not be relied upon as a result of the revenue recognition issues described in that press release as well as the other press releases issued by the Registrant. D&T's report on the Registrant's consolidated financial statements as of December 31, 1997 and 1996 and for the three-year period ended December 31, 1997 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Registrant's consolidated financial statements for the fiscal years ended December 31, 1997 and 1996, and during the subsequent period since the completion of the audit for the Registrant's fiscal year ended December 31, 1997, there were no disagreements with D&T on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the matter in their report other than a disagreement relating to the scope of D&T's audit of the manufacture and delivery of holograms accounting for sales of approximately $6.9 million to one customer. In order to furnish holograms required by a supply agreement with that customer, Holographics had subcontracted with a third party the manufacture of such holograms. This disagreement was resolved to D&T's satisfaction prior to the issuance of the Registrant's 1997 financial statements. D&T reported the disagreement to the chairman of the Registrant's Audit Committee on March 9, 1998.

     In or about May 1999, D&T advised the Chairman of the Registrant's Audit Committee that D&T had concerns relating to a $1.5 million consulting fee that one of the Registrant's subsidiaries had agreed to pay a consultant in connection with certain foreign printing projects. Thereafter, the Audit Committee directed the special counsel assisting the Special Committee with the Holographics revenue recognition issues to investigate this matter.






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     The Registrant is in the process of engaging new independent accountants to audit the Registrant's financial statements. The Registrant has authorized D&T to respond fully to any successor independent accounting firm regarding any matters relating to D&T's audit of the Registrant's financial statements, the disagreement with the Registrant, or any other matter.


Item 7.   Financial Statements and Exhibits

    (c)    The following exhibits are filed with this report:

    Exhibit Number   Description

    16.1*            Letter of D&T dated _____, 2000


* To be filed by amendment.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMERICAN BANKNOTE CORPORATION



                                   By:   s/Patrick J. Gentile
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                                   Patrick J. Gentile
                                   Senior Vice President Finance








Date: January 7, 2000
















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